   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2000


                                                      REGISTRATION NO. 333-31680
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 5


                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                                CELLOMICS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            8731                           25-1763831
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                              635 WILLIAM PITT WAY
                         PITTSBURGH, PENNSYLVANIA 15238
                                 (412) 826-3600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                            D. LANSING TAYLOR, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              635 WILLIAM PITT WAY
                         PITTSBURGH, PENNSYLVANIA 15238
                                 (412) 826-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   COPIES TO:

                 WILLIAM R. NEWLIN                                    RODD M. SCHREIBER
                LEWIS U. DAVIS, JR.                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                 RONALD W. SCHULER                                  333 WEST WACKER DRIVE
    BUCHANAN INGERSOLL PROFESSIONAL CORPORATION                          SUITE 2100
                 ONE OXFORD CENTRE                                 CHICAGO, ILLINOIS 60606
                 301 GRANT STREET
          PITTSBURGH, PENNSYLVANIA 15219

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The sole purpose of this filing is to file Exhibit 1.1, an additional part of Exhibit 3.1(b) and Exhibits 5.1, 10.24, and 10.26. This amendment does not make any changes to the prospectus which is part of this Registration Statement.

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts are estimated except the Securities and Exchange Commission registration fee and the NASD filing fee.

Registration fee............................................  $   31,000
NASD filing fee.............................................      10,500
Nasdaq National Market listing fee..........................      90,000
Printing and engraving expenses.............................     250,000
Legal fees and expenses.....................................     350,000
Accounting fees and expenses................................     315,000
Transfer Agent and registrar fees...........................      10,000
Premium for directors and officers insurance................     185,000
Miscellaneous...............................................       8,500
                                                              ----------
     Total..................................................  $1,250,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Amended and Restated Certificate of Incorporation, when filed, will require us to indemnify our directors and officers against liabilities they may incur in these capacities, including liabilities under the Securities Act, to the maximum extent permitted by Section 145 of the Delaware General Corporation Law.

     Our bylaws, when effective, will require that we indemnify each of our directors and officers for the judgments, fines and amounts paid in settlement, and the expenses reasonably incurred, in connection with any type of threatened, pending or completed action, suit or proceeding, whether or not bought by us or on our behalf. We must also advance all expenses incurred once we have received a commitment from the indemnified person to repay the amount if they should lose the action. We may, and have, purchased and maintained insurance on behalf of our directors and officers to the extent permitted by Delaware law.

     Our Amended and Restated Certificate of Incorporation, when filed, will provide that our directors shall not be personally liable either to us or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to us or our stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit.

     Reference is also made to Section      of the underwriting agreement
contained in Exhibit 1.1 hereto, indemnifying our officers and directors against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Unless otherwise indicated, the information in Item 15 assumes a 3.19-for-1 stock split of our common stock. Since March 1, 1997, the Company has made sales of the following unregistered securities:

     Common Stock. (i) On January 21, 1998, in connection with the sale of Series A preferred stock as described below (see "Preferred Stock," (i)), the Company sold 81,536 shares of common stock to an existing stockholder pursuant to anti-dilution rights held by such stockholder in accordance with its previous investment. No underwriters were involved and no commission was paid. The shares were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (ii) On January 15, 1999, in connection with the sale of Series A preferred stock as described below (see "Preferred Stock," (ii)), the Company sold 96,048 shares of common stock to an existing stockholder pursuant to anti-dilution rights held by such stockholder in accordance with its previous investment. No underwriters were involved and no commission was paid. The shares were sold in reliance on the exemption from registration contained in
Section 4(2) of the Securities Act for transactions not involving a public offering.

     (iii) On July 3, 2000, the Company sold 488,887 shares of our common stock to Beckman Coulter for aggregate proceeds to Cellomics of $4.8 million. On October 25, 2000, and in connection with the July 3, 2000 agreement, we sold an additional 168,148 shares of our common stock to Beckman Coulter for aggregate proceeds to Cellomics of $960,922. The shares were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     Options. (i) From March 1, 1997 to the present, the Company has granted employee stock options to purchase a total of 1,587,127 shares of common stock to 107 employees, directors and consultants of the Company at an exercise prices ranging from $.18 to $2.35 per share, respectively which represents a discount from fair market value. The grants of such options were exempt from registration pursuant to Rule 701 of the Securities Act.

     Warrants. (i) On June 18, 1997, in connection with the issuance of convertible notes as described below (see "Convertible Notes," (i)), the Company issued a warrant to one entity with certain concomitant rights to purchase shares of preferred stock of the Company for the exercise price of $25,000. On January 8, 1998, this warrant was canceled and replaced with a warrant dated January 21, 1998 to purchase 4,448 shares of preferred stock of the Company as described in (iv) below. No underwriters were involved and no commission was paid. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (ii) On August 1, 1997, in connection with the issuance of convertible notes as described below (see "Convertible Notes," (ii)), the Company issued a warrant to one entity for the purchase of 53,381 shares of Series A preferred stock of the Company at an exercise price of $8.43 per share of preferred stock (or the equivalent of warrants to purchase 170,285 shares of our common stock which will be issued upon the conversion of shares of our Series A preferred stock at an exercise price of $2.64 per share of common stock). On January 16, 1998, this warrant was canceled and replaced with the warrant issued on January 21, 1998 to purchase 53,381 shares of preferred stock of the Company as described in (v) below. No underwriters were involved and no commission was paid. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (iii) On January 21, 1998, in connection with the sale of Series A preferred stock as described below (see "Preferred Stock," (i)), the Company issued warrants to seven persons or entities for the purchase of 567,616 shares of common stock of the Company at an exercise price of $2.07 per share. The warrants were issued with the shares of Series A preferred stock for an aggregate purchase price of $5,532,839. The Company also issued warrants to purchase 283,808 shares of common stock to two persons or entities with an exercise price of $1.76 per share, as compensation for financial and advisory services performed in connection with the transaction. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (iv) On January 21, 1998, in connection with the issuance of convertible notes as described below (see "Convertible Notes," (i)), the Company issued a warrant to one entity for the purchase of 4,448 shares of Series A preferred stock of the Company at an exercise price of $5.62 per share of preferred stock (or the equivalent of warrants to purchase 14,189 shares of our common stock which will be issued upon the conversion of shares of our Series A preferred stock at an exercise price of $1.76 per share of common stock). The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (v) On January 21, 1998, in connection with the issuance of convertible notes as described below (see "Convertible Notes," (ii)), the Company issued a warrant to one entity for the purchase of 53,381 shares of Series A preferred stock of the Company at an exercise price of $8.43 per share of preferred stock (or the equivalent of warrants to purchase 170,285 shares of our common stock which will be issued upon the conversion of shares of our Series A preferred stock at an exercise price of $2.64 per share of common stock). The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (vi) On June 30, 1999, the Company issued a warrant for the purchase of 103,675 shares of common stock at an exercise price of $2.07 per share to one financial institution as partial consideration for the issuance of a $1.5 million senior term loan to the Company. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (vii) On August 30, 1999, October 4, 1999 and December 14, 1999, the Company issued warrants for the purchase of 1,369, 1,206 and 1,072 shares of common stock at an exercise price of $2.07 per share, to one financial institution as partial consideration for extending a $3 million equipment financing line of credit to the Company. No underwriters were involved and no commission was paid. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (viii) On February 23, 2000, the Company issued warrants to purchase 261,581 shares of common stock with an exercise price of $3.78 per share to eight persons or entities in connection with the sale of convertible demand notes as described below (see "Convertible Notes" (iii)). No underwriters were involved and no commission was paid. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (ix) On February 23, 2000, in connection with the issuance of convertible notes as described below (see "Convertible Notes" (iii)), the Company issued warrants to purchase 17,845 shares of common stock with an exercise price of $3.78 per share to two persons or entities pursuant to pre-emptive rights held by such persons or entities. No underwriters were involved and no commission was paid. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     Convertible Notes: (i) On June 18, 1997, the Company issued to one entity a convertible note for $50,000. No underwriters were involved and no commission was paid. The note was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (ii) On August 1, 1997, the Company issued to one entity a convertible note for $450,000. No underwriters were involved and no commission was paid. The note was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     (iii) On November 30, 1999, the Company issued to eight persons or entities $1.8 million of convertible demand notes. No underwriters were involved and no commission was paid. The notes were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

     Preferred Stock: (i) On January 21, 1998, the Company sold 1,069,130 shares of Series A preferred stock (or the equivalent of 3,410,526 shares of our common stock which will be issued upon the conversion of the shares of our Series A preferred stock) to eight persons or entities, along with the warrants described above (see "Warrants" (iii)) for an aggregate purchase price of $5,532,839. As noted above in "Warrants," the Company also issued 283,808 warrants to purchase common stock to two entities or persons, with an exercise price of $1.76 per share as compensation for financial and advisory services performed in connection with the transaction. In addition, two entities converted $500,000 of notes plus accrued interest of $19,550 into 92,447 shares of Series A preferred stock (or the equivalent of 294,906 shares of our common stock which will be issued upon the conversion of the shares of our Series A preferred stock). The shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Securities Act for transactions not involving a public offering, and in accordance with Regulation D.

     (ii) On January 15, 1999, eight entities purchased 889,680 shares of Series A preferred stock (or the equivalent of 2,838,079 shares of our common stock which will be issued upon the conversion of the shares of our Series A preferred stock) for an aggregate purchase price of $5,000,000. No underwriters were involved and no commission was paid. The notes were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering, and in accordance with Regulation D.

     (iii) On February 23, 2000, 12 persons or entities purchased 541,082 shares of Series B preferred stock (or the equivalent of 1,726,052 shares of our common stock which will be issued upon the conversion of the shares of our Series B preferred stock) from the Company for an aggregate purchase price of $6,530,863. In addition, $1.8 million of convertible demand notes, issued to eight persons or entities on November 30, 1999 as described above (see "Convertible Notes,"
(iii) above)), plus accrued interest of $41,863, were converted into 152,593 shares of Series B preferred stock (or the equivalent of 486,772 shares of our common stock which will be issued upon the conversion of the shares of our Series B preferred stock). No underwriters were involved and no commission was paid. The shares were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering, and in accordance with Regulation D.

     (iv) On September 27, 2000 and October 2, 2000, 14 qualified institutional buyers (as such term is defined in Rule 144A under the Securities Act) and one large institutional accredited investor purchased 1,645,639 shares of Series C preferred stock (or the equivalent of 5,999,588 shares of our common stock which will be issued upon the conversion of the shares of our Series C preferred stock) from the Company for an aggregate purchase price of approximately $30,000,000 before deducting commissions of approximately $1,865,000. The shares were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not including a public offering, and in accordance with Regulation D. Prudential Vector Healthcare, a unit of Prudential Securities Incorporated, acted as placement agent for the offering.

     All sales of common stock made pursuant to the exercise of stock options were made in reliance on Rule 701 under the Securities Act or Section 4(2) of the Securities Act. All other sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These sales were made, without general solicitation or advertising, to investors who were sophisticated, who had access to all relevant information necessary to evaluate the investment and who represented to the registrant that they were acquiring the securities for investment and appropriate legends were affixed to the share certificates in such transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

     (a) Exhibits


EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
  1.1         Form of Underwriting Agreement
  3.1(a )     Amended and Restated Certificate of Incorporation of
              Cellomics*
  3.1(b )     Amended and Restated Certificate of Incorporation of
              Cellomics, as amended, being replaced by Exhibit 3.1(a)
              above upon the consummation of Cellomics' initial public
              offering of its common stock (including form of certificate of amendment)
  3.2(a )     Bylaws of Cellomics*
  3.2(b )     Bylaws of Cellomics being replaced by Exhibit 3.2(a) above upon the consummation of Cellomics' initial public offering of its common stock*
  4.1         Loan and Security Agreement with Transamerica Business
              Credit Corporation, including warrant, dated June 30, 1999*

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
  4.2         Master Loan and Security Agreement with Oxford Venture
              Finance, LLC, including warrant, dated July 21, 1999*
  4.3         Series A Preferred Stock and Warrant Purchase Agreement by
              and among certain purchasers listed and Cellomics, Inc.,
              dated January 21, 1998*
  4.4         Series B Preferred Stock Purchase Agreement by and among
              certain purchasers listed and Cellomics, Inc., dated
              February 23, 2000*
  4.5         Form of Stock Certificate for shares of Common Stock*
  5.1         Opinion of Buchanan Ingersoll Professional Corporation
 10.1         Lease Agreement with University of Pittsburgh, dated July 1,
              1996, for lease of office and laboratory space*
 10.2         Form of Proprietary Information and Property Agreement*
 10.3         License and Supply Agreement with Molecular Probes, Inc.
              ("MPI"), dated April 5, 1999 (the "MPI Agreement")*
 10.4         Employment Agreement between Biological Detection, Inc. and
              D. Lansing Taylor, dated October 1, 1998*
 10.5         Employment Offer Letter for R. Terry Dunlay, dated February
              2, 1999*
 10.6         Employment Offer Letter for L. Robert Johnston, dated
              October 15, 1998*
 10.7         Employment Offer Letter for Michael A. Nemzek, dated
              November 9, 1998*
 10.8         Employment Offer Letter for Alan W. Seadler, dated October
              12, 1998*
 10.9         Form of Key Employee Non-Compete Agreement*
 10.10        Development, Manufacturing and Supply Agreement with Carl
              Zeiss Jena GmbH, dated February 3, 2000*
 10.11        Award/Contract issued by the Office of Naval Research, dated
              September 14, 1998*
 10.12        Alliance Agreement with ACLARA BioSciences, Inc., dated
              October 26, 1999*
 10.13        Subcontract with University of Pittsburgh, dated May 5,
              1998*
 10.14        Patent License Agreement with Public Health Service (NIH), dated September 26, 1997*
 10.15        Sales and Marketing Agreement with Carl Zeiss Jena GmbH,
              dated February 21, 2000*
 10.16        Cellomics, Inc. 2000 Stock Plan*
 10.17        License and Supply Agreement Amendment, made as of April 5,
              2000, by and between MPI and Cellomics amending the MPI
              Agreement*
 10.18        Common Stock Purchase Agreement by and between Beckman
              Coulter, Inc. and Cellomics, Inc., dated as of June 9, 2000
              (the "Beckman Stock Purchase Agreement")*
 10.19        Strategic Relationship Agreement by and between Cellomics,
              Inc. and Beckman Coulter, Inc. as amended by Amendment No.
              1, dated October 19, 2000, and Amendment No. 2, dated
              October 18, 2000*
 10.20        Series C Preferred Stock Purchase Agreement by and among the
              Purchasers listed on Exhibit A thereto and Cellomics, Inc., dated as of September 27, 2000*
 10.21        First Amendment to the Beckman Stock Purchase Agreement,
              dated as of October 25, 2000*
 10.22        Notice of Sale, dated October 2, 2000, under the Beckman
              Stock Purchase Agreement*
 10.23        Amendment to the ACLARA Agreement, dated August 7, 2000*
 10.24        Cellomics, Inc. Employee Stock Purchase Plan
 10.25        Cellomics, Inc. Stock Plan*
 10.26        Form of Stockholders Lock-up Agreement
 21.1         List of subsidiaries of Cellomics*

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
 23.1         Consent of PricewaterhouseCoopers LLP*
 23.2         Consent of Buchanan Ingersoll Professional Corporation
              (contained in the opinion filed as Exhibit 5.1 to the
              Registration Statement)
 24           Powers of Attorney of certain officers and directors of
              Cellomics*
 24.1         Power of Attorney of Barclay Phillips*
 27           Financial Data Schedule*
 27.1         Financial Data Schedule (Restated)*


---------------
*  Previously filed.


     (b) Financial Statement Schedules


     The following financial statement schedule is filed herewith: Schedule II--Valuation and Qualifying Accounts.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused Amendment No. 5 to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2000.


                                          CELLOMICS, INC.

                                          By:                  *
                                            ------------------------------------
                                              D. Lansing Taylor, Ph.D.
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----

                      *                        President and Chief Executive       December 15, 2000
---------------------------------------------    Officer and Director (Principal
          D. Lansing Taylor, Ph.D.               Executive Officer)

         /s/ L. ROBERT JOHNSTON, JR.           Executive Vice President and Chief  December 15, 2000
---------------------------------------------    Financial Officer (Principal
           L. Robert Johnston, Jr.               Financial and Accounting
                                                 Officer)

                      *                        Chairman of the Board of Directors  December 15, 2000
---------------------------------------------
                John M. Boles

                      *                        Director                            December 15, 2000
---------------------------------------------
               Alan Mendelson

                      *                        Director                            December 15, 2000
---------------------------------------------
               James A. Sharp

                      *                        Director                            December 15, 2000
---------------------------------------------
            Arnold Oronsky, Ph.D.

                      *                        Director                            December 15, 2000
---------------------------------------------
              Barclay Phillips

        * /s/ L. ROBERT JOHNSTON, JR.
  ------------------------------------------
  L. Robert Johnston, Jr., Attorney-in-fact
  Dated: December 15, 2000

                                 EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------

  1.1         Form of Underwriting Agreement
  3.1(a )     Amended and Restated Certificate of Incorporation of
              Cellomics*
  3.1(b )     Amended and Restated Certificate of Incorporation of
              Cellomics as amended, being replaced by Exhibit 3.1(a) above upon the consummation of Cellomics' initial public offering of its common stock (including form of certificate of
              amendment)
  3.2(a )     Bylaws of Cellomics*
  3.2(b )     Bylaws of Cellomics being replaced by Exhibit 3.2(a) above upon the consummation of Cellomics' initial public offering of its common stock*
  4.1         Loan and Security Agreement with Transamerica Business
              Credit Corporation, including warrant, dated June 30, 1999*
  4.2         Master Loan and Security Agreement with Oxford Venture
              Finance, LLC, including warrant, dated July 21, 1999*
  4.3         Series A Preferred Stock and Warrant Purchase Agreement by
              and among certain purchasers listed and Cellomics, Inc.,
              dated January 21, 1998*
  4.4         Series B Preferred Stock Purchase Agreement by and among
              certain purchasers listed and Cellomics, Inc., dated
              February 23, 2000*
  4.5         Form of Stock Certificate for shares of Common Stock*
  5.1         Opinion of Buchanan Ingersoll Professional Corporation
 10.1         Lease Agreement with University of Pittsburgh, dated July 1,
              1996, for lease of office and laboratory space*
 10.2         Form of Proprietary Information and Property Agreement*
 10.3         License and Supply Agreement with Molecular Probes, Inc.
              ("MPI"), dated April 5, 1999 (the "MPI Agreement")+*
 10.4         Employment Agreement between Biological Detection, Inc. and
              D. Lansing Taylor, dated October 1, 1998*
 10.5         Employment Offer Letter for R. Terry Dunlay, dated February
              2, 1999*
 10.6         Employment Offer Letter for L. Robert Johnston, dated
              October 15, 1998*
 10.7         Employment Offer Letter for Michael A. Nemzek, dated
              November 9, 1998*
 10.8         Employment Offer Letter for Alan W. Seadler, dated October
              12, 1998*
 10.9         Form of Key Employee Non-Compete Agreement*
 10.10        Development, Manufacturing and Supply Agreement with Carl
              Zeiss Jena GmbH, dated February 3, 2000+*
 10.11        Award/Contract issued by the Office of Naval Research, dated
              September 14, 1998*
 10.12        Alliance Agreement with ACLARA BioSciences, Inc., dated
              October 26, 1999 (the "ACLARA Agreement")+*
 10.13        Subcontract with University of Pittsburgh, dated May 5,
              1998*
 10.14        Patent License Agreement with Public Health Service (NIH), dated September 26, 1997*
 10.15        Sales and Marketing Agreement with Carl Zeiss Jena GmbH,
              dated February 21, 2000+*
 10.16        Cellomics, Inc. 2000 Stock Plan*
 10.17        License and Supply Agreement Amendment, made as of April 5,
              2000, by and between MPI and Cellomics amending the MPI
              Agreement+*
 10.18        Common Stock Purchase Agreement by and between Beckman
              Coulter, Inc. and Cellomics, Inc., dated as of June 9, 2000
              (the "Beckman Stock Purchase Agreement")*
 10.19        Strategic Relationship Agreement by and between Cellomics,
              Inc. and Beckman Coulter, Inc. as amended by Amendment No.
              1, dated October 9, 2000, and Amendment No. 2, dated October
              18, 2000+*
 10.20        Series C Preferred Stock Purchase Agreement by and among the
              Purchasers listed on Exhibit A thereto and Cellomics, Inc., dated as of September 27, 2000*
 10.21        First Amendment to the Beckman Stock Purchase Agreement,
              dated as of October 25, 2000*
 10.22        Notice of Sale, dated October 2, 2000, under the Beckman
              Stock Purchase Agreement*
 10.23        Amendment to the ACLARA Agreement, dated August 7, 2000+*
 10.24        Cellomics, Inc. Employee Stock Purchase Plan
 10.25        Cellomics, Inc. Stock Plan*
 10.26        Form of Stockholders Lock-up Agreement
 21.1         List of subsidiaries of Cellomics*
 23.1         Consent of PricewaterhouseCoopers LLP*

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
 23.2         Consent of Buchanan Ingersoll Professional Corporation
              (contained in the opinion filed as Exhibit 5.1 to the
              Registration Statement)
 24           Powers of Attorney of certain officers and directors of
              Cellomics*
 24.1         Power of Attorney of Barclay Phillips*
 27           Financial Data Schedule*
 27.1         Financial Data Schedule (Restated)*


---------------
*  Previously filed.


+ Portions of this exhibit have been omitted pursuant to a request for confidential treatment.